UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2009
INN OF THE MOUNTAIN GODS RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-113140	75-3158926
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

287 Carrizo Canyon Road
Mescalero, New Mexico	88340
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (575) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 28, 2009, Pamela Gallegos was appointed to serve as interim Chief Financial Officer of the Inn of the Mountain Gods Resort and Casino (the “Company”) beginning May 1, 2009, replacing Tim Maland who has served in this role since March 18, 2009. Mr. Maland will remain interim Chief Operating Officer of the Company. Ms. Gallegos, age 39, currently serves as the Company’s Director of Finance, a position she has held since August 1, 2007. Ms. Gallegos’ annual salary will be increased from $182,000 to $200,000 for the duration of her appointment.
     Prior to becoming the Company’s Director of Finance, Ms. Gallegos served as the Company’s Casino Controller from December 2006 through July 31, 2007. In addition, Ms. Gallegos temporarily served as the Company’s interim Chief Financial Officer from August 29, 2007 until September 2, 2008. Prior to joining the Company, Ms. Gallegos was the Corporate Controller and Board Treasurer for the Laguna Development Corporation from 2002 to 2006. Ms. Gallegos has over 17 years of professional finance and accounting experience, the last 7 years in Native American gaming and hospitality industries. Ms. Gallegos has a Masters of Business Administration and a master’s degree in Health Care Management.
     The Company is conducting a search for a permanent Chief Operating Officer and Chief Financial Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: May 1, 2009	By:	/s/ Dr. Carleton Naiche-Palmer
Dr. Carleton Naiche-Palmer
Chairman of the Management Board